UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30930 Russell Ranch Road, Third Floor

Westlake Village, California 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On December 31, 2014, Dr. David Schnell notified the Board of Directors (the “Board”) of KYTHERA Biopharmaceuticals, Inc. (“KYTHERA” or the “Company”) of his decision to resign from the Board and the Nominating and Corporate Governance Committee and Compensation Committee of the Board, effective immediately.  Dr. Schnell’s resignation is not due to any disagreement with the Company, the Board or the management of the Company.

On December 31, 2014, Robert T. Nelsen notified the Board of his decision to resign from the Board, effective immediately.  Mr. Nelsen’s resignation is not due to any disagreement with the Company, the Board or the management of the Company.

On December 31, 2014 (the “Appointment Date”), the Board appointed Hollings C. Renton, III, effective immediately, to serve as a Class III director of the Company until the Company’s 2015 Annual Meeting of Stockholders, filling a current vacancy.  Mr. Renton was also elected to serve on the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Company’s amended Non-Employee Director Compensation Program, on the Appointment Date Mr. Renton was granted an option to purchase 18,000 shares of the Company’s common stock (the “Initial Grant”) with an exercise price of $34.68 per share, the closing price of the Company’s common stock on the Appointment Date. The Initial Grant vests in equal monthly installments over three years, subject to continued service on the Company’s Board through each vesting date. Mr. Renton will also receive cash compensation in accordance with the Company’s current compensation arrangements for non-employee directors for service on the Board, which will be pro-rated for his service in 2014. The Company also intends to enter into its standard form of indemnification agreement with Mr. Renton.

A copy of the press release announcing the appointment of Mr. Renton as a member of the Board is filed as Exhibit 99.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ John W. Smither
John W. Smither

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                          Description

99.1                                                                                                                        Press Release dated January 5, 2015.